UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 12, 2010, the shareholders of Fisher Communications, Inc. (the “Company”) approved, among other things, the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”) at the annual meeting of shareholders (the “Annual Meeting”), which incorporated an amendment to increase the number of shares authorized for issuance thereunder by 300,000 shares, from 300,000 shares to 600,000 shares. Shareholder approval of the Plan also ensures that the Company continues to have the flexibility to grant awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The following is a summary of the principal provisions of the Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 7, 2010.

The Compensation Committee (the “Committee”) of the Company’s Board of Directors will continue to administer the Plan. Under the terms of the Plan, the Committee has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of the Company’s common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the Plan and any instrument evidencing an award, notice or agreement executed or entered into under the Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Awards may be granted under the Plan to employees, officers and directors of the Company and its affiliates as selected by the Committee. However, the Committee currently intends to grant awards under the Plan only to key employees and directors. Under the Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and other stock or cash-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

The Plan originally became effective on April 30, 2008, the date of its original approval by the Company’s shareholders, and it will expire (unless sooner terminated by the Board or the Committee) on April 30, 2018. Generally, the Board or the Committee may amend, suspend or terminate all or any portion of the Plan at any time, but such amendment, suspension or termination may not, without the participant’s consent, materially adversely affect any rights under any outstanding award. The Board’s and Committee’s right to amend the Plan is subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 12, 2010. At the Annual Meeting, the Company’s shareholders voted on the following matters:

(1)	The three nominees for election as directors of the Company each for a term of three years or until their successors have been elected and qualified, received the following votes:

Nominee	For	Withheld	Broker Non-Votes
Colleen B. Brown	5,379,257	2,132,157	521,296
Donald G. Graham, III	5,628,287	1,883,127	521,296
Brian P. McAndrews	5,873,173	1,638,241	521,296

(2)	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm received the following votes:

For	Against	Abstain
7,980,640	50,203	1,867

(3)	The proposal to approve the Company’s Amended and Restated 2008 Equity Incentive Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
6,594,119	885,839	31,456	521,296

(4)	The proposal requesting that the Company’s Board take the necessary steps to increase the size of the Board to twelve directors received the following votes:

For	Against	Abstain	Broker Non-Votes
233,358	7,259,282	18,774	521,296

(5)	The proposal amending the Company’s Bylaws to require shareholder approval for certain Company acquisitions for which the consideration paid by the Company would exceed $35 million received the following votes:

For	Against	Abstain	Broker Non-Votes
2,271,280	5,224,373	15,761	521,296

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Fisher Communications, Inc. Amended and Restated 2008 Equity
Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2010
(File No. 000-22439).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

May 18, 2010	By:	/s/ Joseph L. Lovejoy

Name: Joseph L. Lovejoy
Title: Senior Vice President & Chief Financial Officer